Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Tsakos Energy Navigation Limited 2004 Incentive Plan of our report dated March 31, 2006, with respect to the consolidated financial statements of Tsakos Energy Navigation Limited included in its Annual Report (Form 20-F) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

May 15, 2006